                                                                    Exhibit 99.1

[BROWN-FORMAN LOGO]                                                 NEWS RELEASE

                    FOR FURTHER INFORMATION:

                                  PHIL LYNCH         T.J. GRAVEN
                              VICE PRESIDENT         ASSISTANT VICE PRESIDENT
                          DIRECTOR CORPORATE         DIRECTOR INVESTOR
                              COMMUNICATIONS         RELATIONS
                        AND PUBLIC RELATIONS
                                502-774-7928         502-774-7442


         BROWN-FORMAN CORPORATION REPORTS RECORD THIRD QUARTER EARNINGS


FEBRUARY 22, 2005, LOUISVILLE, KY - Brown-Forman Corporation reported diluted earnings per share of $0.78 for its third quarter ended January 31, 2005, up 19% over the same period last year. Results for the quarter include a gain of approximately $0.39 per share from the sale of the company's investment in Glenmorangie plc and a $0.32 per share charge for asset impairments associated with Lenox, Inc.'s retail business and a minority interest in a small Mexican tequila company. Excluding these items, earnings growth in the quarter was driven by solid growth for Jack Daniel's Tennessee Whiskey, Southern Comfort, and Finlandia Vodka, and benefits from stronger foreign currencies. These gains were partially offset by higher advertising and SG&A expenses in the company's Beverages segment.

Excluding the Glenmorangie gain, the impairment charges, and favorable foreign exchange, the company's quarterly earnings per share grew 8%, as follows:

                                                            Q3
                                                           ----
REPORTED DILUTED EPS GROWTH                                 19%

Glenmorangie gain                                          (59%)
Asset impairments                                           49%
Foreign currency benefit                                    (6%)
All other, net                                               5%*

ADJUSTED DILUTED EPS GROWTH                                  8%

*Includes net earnings impact associated with incremental pension and incentive compensation expense; partially offset by restructuring expenses in the prior year.

For the first nine months of the fiscal year, diluted earnings per share were $2.05, up 25% over the same period last year. Year-to-date growth was driven in part by the Glenmorangie gain, favorable foreign exchange trends, strong earnings growth for our global spirits brands, and the absence of litigation expenses incurred in the prior year. These increases were partially offset by the asset impairment charges, higher compensation and pension expense, and lower operating profits from Consumer Durables. Adjusting for the

Glenmorangie gain, the asset impairment charges, favorable foreign exchange, and the prior year litigation expenses, diluted earnings per share for the nine months grew 8%, as follows:

                                                            YTD
                                                           -----
REPORTED DILUTED EPS GROWTH                                 25%

Glenmorangie gain                                          (24%)
Asset impairments                                           20%
Foreign currency benefit                                    (9%)
Absence of prior year litigation expense                    (4%)

ADJUSTED DILUTED EPS GROWTH                                  8%

BEVERAGES

In the third quarter, revenues and gross profit for the Beverages segment were up 13% and 14%, respectively. This growth was driven by stronger foreign currencies and continued volume growth and price increases for the company's global spirits brands. Advertising expenses were up 20%, reflecting both the company's desire to invest aggressively in the current robust global spirits environment and the impact of a weaker U.S. dollar on the company's costs. SG&A expenses increased 19% in the quarter, reflecting higher compensation and pension expense and the negative impact of foreign exchange.


Global depletions* for Jack Daniel's Tennessee Whiskey continued to grow impressively in the quarter, with high single-digit gains in the United States and double-digit increases in international markets. Southern Comfort continued its strong performance in the quarter as global depletions were up in the high single-digits. Global depletions and shipments also grew at double-digit rates for Finlandia Vodka, driven by continued strength in Eastern Europe and the return to growth in the U.S. which is partially attributable to the introduction of a new flavor.

As previously announced, on December 31, 2004 the company acquired the remaining 20% of the capital stock of Finlandia Vodka Worldwide Ltd. from Altia Corporation of Finland for E46.8 million (or approximately $64 million.)

CONSUMER DURABLES

Net sales for Consumer Durables declined 4% in the quarter, as the benefit from liquidation sales related to the previously-announced closing of Dansk retail outlets was insufficient to fully offset continued softness in the direct-to-consumer channel. Although segment gross profit declined $5 million during the quarter, operating income (excluding the impairment charge) improved $4 million due to reductions in operating expenses, the absence of restructuring charges incurred in the prior year, improved profits at Hartmann, and a gain on the sale of a closed distribution facility.

The $37 million goodwill impairment charge recorded in the quarter is a result of the continued disappointing performance of Lenox's retail stores through this holiday season and management's conclusion that the retail chain should not be operated in its current configuration in the future. As a result, management has revised both its strategy and long-term outlook for its retail business.

* Depletions are shipments from wholesale distributors to retailers, and are commonly used in the wine and spirits industry as an approximation of consumer demand.

In a separate news release also issued today, Brown-Forman announced that it is exploring strategic alternatives for Lenox, Inc., including a possible sale. Goldman Sachs & Co. has been retained to assist in these efforts, and Cavendish Corporate Finance, Ltd. in the U.K. will provide advice regarding Lenox's British operations. "Lenox, Inc. has some of the strongest and most recognizable brands in its industry and a large number of highly talented employees," said Owsley Brown II, Brown-Forman's chairman and chief executive officer. "It is consistently profitable and generates significant cash flow from a portfolio of extraordinary products, many of which have been long time leaders in their respective categories. After careful thought, however, we have determined that the best path to creating value for our shareholders is to focus even more sharply on growing our core beverage business."

FULL YEAR OUTLOOK

Following strong growth in earnings through January, only moderate growth is expected for the remainder of the fiscal year. Continued solid consumer demand for several of the company's beverage brands is projected to be partially offset by increases in advertising investments and reductions in global trade inventory levels related to both supply chain efficiency initiatives and potential distribution changes in continental Europe. Additionally, the company intends to adopt FAS 123(R) related to the expensing of stock options during the fourth quarter of this fiscal year which will reduce full year diluted earnings by approximately $0.033 per share. The company is increasing its full year outlook to a range of $2.47 to $2.51 per share. Excluding the Glenmorangie gain and the asset impairment charges, diluted earnings per share are expected to be in a range of $2.41 to $2.45, reflecting growth of 16-18% for the full fiscal year.

CONFERENCE CALL

Brown-Forman will host a conference call to discuss its third quarter fiscal 2005 results today at 10:00 a.m. EST. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call. A live audio broadcast of the conference call will also be available by accessing Brown-Forman's Internet Web site, www.brown-forman.com, and then clicking on the "Investor Information" icon.

For those unable to participate in the live call, a replay will be available two hours after completion of the conference by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 3584444. A recording of the conference call will also be available on the Web site approximately one hour after the conclusion of the conference call. The replays will be available for at least thirty days after the conference call.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

This news release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

         - changes in general economic conditions, particularly in the United States where we earn the majority of our profits;

         - a strengthening U.S. dollar against foreign currencies, especially the British Pound;

         - reduced bar, restaurant, hotel and travel business in wake of other terrorist attacks, such as occurred on 9/11;

         - developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our advertising causes illegal consumption of alcohol by those under the legal drinking age, or other attempts to limit alcohol marketing, through either litigation or regulation;

         - a dramatic change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;

         -        tax increases, whether at the federal or state level;

         -        increases in the price of grain and grapes;

         - continued depressed retail prices and margins in our wine business because of our excess wine inventories, existing grape contract obligations, and a world-wide oversupply of grapes; and

         - the effects on our Consumer Durables business of the general economy, department store business, response rates in our direct marketing business, and profitability of mall outlet operations.

BROWN-FORMAN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)

                                            Three Months Ended
                                               January 31,
                                                   2004              2005            Change
                                            ------------------      ------           ------
Net Sales                                        $  695.7          $  758.3             9%
  Beverages                                         529.7             598.3            13%
  Consumer Durables                                 166.0             160.0            (4%)
Gross Profit                                     $  343.6          $  375.3             9%
  Beverages                                         264.9             301.3            14%
  Consumer Durables                                  78.7              74.0            (6%)
Advertising Expenses                             $   87.5          $   96.9            11%
  Beverages                                          63.6              76.3            20%
  Consumer Durables                                  23.9              20.6           (14%)
Selling, General, and
 Administrative Expenses                         $  131.7          $  146.2            11%
  Beverages                                          88.2             104.8            19%
  Consumer Durables                                  43.5              41.4            (5%)
Goodwill Impairment
  Consumer Durables                                    --              37.0
Other Expense (Income), net                      $   (2.5)         $    0.5
  Beverages                                          (4.3)              1.6
  Consumer Durables                                   1.8              (1.1)
Operating Income (Loss)                          $  126.9          $   94.7           (25%)
  Beverages                                         117.4             118.6             1%
  Consumer Durables                                   9.5             (23.9)          N/M
Gain on Sale of Investment in Affiliate                --              73.5
Interest Expense, net                                 4.9               2.0
Income Before Income Taxes                       $  122.0          $  166.2            36%
  Taxes on Income                                    41.5              70.1
Net Income                                       $   80.5          $   96.1            19%
Earnings Per Share
  - Basic                                        $   0.66          $    0.79           19%
  - Diluted                                      $   0.66          $    0.78           19%

BROWN-FORMAN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)

                                           Nine Months Ended
                                              January 31,
                                                  2004              2005            Change
                                           ------------------       ----            ------

Net Sales                                        $1,951.8          $2,116.0             8%
  Beverages                                       1,496.3           1,692.3            13%
  Consumer Durables                                 455.5             423.7            (7%)
Gross Profit                                     $  979.1          $1,073.8            10%
  Beverages                                         765.2             878.6            15%
  Consumer Durables                                 213.9             195.2            (9%)
Advertising Expenses                             $  260.0          $  278.9             7%
  Beverages                                         192.4             218.4            14%
  Consumer Durables                                  67.6              60.5           (11%)
Selling, General, and
 Administrative Expenses                         $  392.5          $  418.9             7%
  Beverages                                         267.4             297.8            11%
  Consumer Durables                                 125.1             121.1            (3%)
Goodwill Impairment
  Consumer Durables                                    --              37.0
Other Expense (Income), net                      $    8.8          $    1.2
  Beverages                                           4.1              (0.8)
  Consumer Durables                                   4.7               2.0
Operating Income (Loss)                          $  317.8          $  337.8             6%
  Beverages                                         301.3             363.2            21%
  Consumer Durables                                  16.5             (25.4)          N/M
Gain on Sale of Investment in Affiliate                --              72.3
Interest Expense, net                                15.0              11.6
Income Before Income Taxes                       $  302.8          $  398.5            32%
  Taxes on Income                                   102.9             147.9
Net Income                                       $  199.9          $  250.6            25%
Earnings Per Share
  - Basic                                        $   1.65          $    2.06           25%
  - Diluted                                      $   1.64          $    2.05           25%

BROWN-FORMAN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)


                                                    April 30,         January 31,
                                                      2004               2005
                                                    ---------         ----------
Assets:
Cash and cash equivalents                           $   67.7          $  289.5
Accounts receivable, net                               348.6             357.1
Inventories                                            557.2             573.7
Other current assets                                   110.0              90.6
                                                    --------          --------
   Total current assets                              1,083.5           1,310.9

Property, plant, and equipment, net                    515.2             500.5
Prepaid pension cost                                   118.2             129.9
Trademarks and brand names                             246.6             334.4
Goodwill                                               314.6             282.8
Other assets                                            97.9              63.7
                                                    --------          --------
   Total assets                                     $2,376.0          $2,622.2
                                                    ========          ========

Liabilities:
Accounts payable and accrued expenses               $  271.5          $  314.3
Dividends payable                                         --              29.8
Short-term borrowings                                   49.5              32.5
Accrued taxes on income                                 48.0             112.6
                                                    --------          --------
   Total current liabilities                           369.0             489.2

Long-term debt                                         630.0             600.8
Deferred income taxes                                  122.2             113.2
Accrued postretirement benefits                        136.7             143.6
Other liabilities                                       33.0              34.2
                                                    --------          --------
   Total liabilities                                 1,290.9           1,381.0

Stockholders' equity                                 1,085.1           1,241.2
                                                    --------          --------

Total liabilities and stockholders' equity          $2,376.0          $2,622.2
                                                    ========          ========

BROWN-FORMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)

                                                    Nine Months
                                                       Ended
                                                     January 31,
                                                        2004          2005
                                                    ------------    --------
Cash provided by operating activities                 $  248.2      $  343.3

Cash flows from investing activities:
   Proceeds from sale of investment in affiliate            --          92.7
   Acquisition of minority interest of subsidiary           --         (63.6)
   Additions to property, plant, and equipment           (42.8)        (32.2)
   Other                                                  (3.9)          6.6
                                                      --------      --------
Cash provided by (used for)investing activities          (46.7)          3.5

Cash flows from financing activities:
   Net decrease in debt                                 (100.0)        (47.0)
   Dividends paid                                        (71.3)        (81.6)
   Other                                                   7.9           3.6
                                                      --------      --------
Cash used for financing activities                      (163.4)       (125.0)

Net increase in cash and cash equivalents                 38.1         221.8

Cash and cash equivalents, beginning of period            72.0          67.7
                                                      --------      --------

Cash and cash equivalents, end of period              $  110.1      $  289.5
                                                      ========      ========

BROWN-FORMAN CORPORATION
SUPPLEMENTAL INFORMATION
(Dollars in millions, except per share amounts)

                                                  Three Months
                                                     Ended
                                                   January 31,
                                                      2004              2005
                                                  ------------          ----
Depreciation and amortization                       $   14.3          $   14.9

Excise taxes                                        $  103.1          $  127.8

Effective tax rate                                      34.0%             42.2%

Cash dividends paid per common share                $ 0.2125          $ 0.2450

Shares (in thousands) used in the
calculation of earnings per share
    - Basic                                          121,385           121,755
    - Diluted                                        122,114           122,482



                                                   Nine Months
                                                     Ended
                                                   January 31,
                                                      2004              2005
                                                  ------------          ----
Depreciation and amortization                       $   41.7          $   43.8

Excise taxes                                        $  272.9          $  319.4

Effective tax rate                                      34.0%             37.1%

Cash dividends paid per common share                $ 0.5875          $ 0.6700

Shares (in thousands) used in the
calculation of earnings per share
    - Basic                                          121,305           121,723
    - Diluted                                        121,886           122,432


These figures have been prepared in accordance with the company's customary accounting practices.